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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-4 of 3Com Corporation of our report dated February 7, 1995 relating to the financial statements of Chipcom Corporation as of December 31, 1994 and for each of the two years in the period then ended, which appears on page 32 of 3Com Corporation's Annual Report on Form 10-K for the year ended May 31, 1996. We also consent to the application of such report to the Financial Statement Schedule of Chipcom Corporation for the years ended December 31, 1994 and 1993 when such schedule is read in conjunction with the financial statements referred to in our report. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.


/s/ PRICE WATERHOUSE LLP
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Price Waterhouse LLP
Boston, Massachusetts
April 24, 1997